                                                                    EXHIBIT 4.11

                     NON-QUALIFIED STOCK OPTION AGREEMENT
                     ------------------------------------

     AGREEMENT, made as of the 9th day of December 1996, by and between AgriBioTech, Inc., a Nevada corporation, having its principal executive offices at 2700 Sunset Road, Suite C-25, Las Vegas, NV 89120 ("Grantor"), and Byron D. Ford, with an address c/o AgriBioTech, Inc., 2700 Sunset Road, Suite C-25, Las Vegas, Nevada 89120 ("Optionee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Grantor desires that Optionee exert Optionee's utmost efforts to improve the business of Grantor.

     NOW, THEREFORE, in consideration of Optionee's service to Grantor, and for other good and valuable consideration, Grantor hereby grants to Optionee options to purchase common stock of Grantor, $.001 par value ("Common Stock"), on the following terms and conditions:

     1.   Option.
          ------

     Grantor hereby grants to Optionee a non-qualified stock option (not qualified as described in Section 422 of the Internal Revenue Code of 1986, as amended, the "Code") to purchase, at any time prior to 5:00 p.m. Las Vegas time on June 30, 2002, up to an aggregate of 250,000 fully paid and non-assessable shares of Common Stock (the "Shares"), subject to the terms and conditions set forth below.

     2.   Purchase Price.
          --------------

     The purchase price shall be $2.25 per Share for the first 125,000 options vesting as described in Paragraph 3(a) below. For the second 125,000 options, the purchase price shall be $3.50 per Share. Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by Grantor in connection therewith.

     3.   Exercise of Option.
          ------------------

     (a) The options granted hereby shall vest as follows: 25,000 Shares on the date hereof and an additional 25,000 Shares on June 30, 1997; then, an additional 50,000 Shares on June 30 of each year, commencing in 1998 and continuing until fully vested in 2001.

     (b) As to any vested options, Optionee shall notify Grantor in writing in person, by overnight courier or by registered or certified mail, return receipt requested, addressed to its principal office, as to the number of Shares which Optionee desires to purchase under the option herein granted, which notice shall be accompanied by payment (by cash, certified check or shares of Common Stock then owned by Optionee valued at the closing sale
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price on the day preceding such tender ("market price") or options valued at the difference between market price and the exercise price of the options tendered) of the exercise price therefor as specified in Paragraph 2 above. As soon as practicable thereafter, Grantor shall cause to be delivered to Optionee certificates issued in Optionee's name evidencing the Shares purchased by Optionee.

     4.   Option Conditioned On Continued Service.
          ---------------------------------------

     (a) If the services of Optionee shall be terminated for cause, or if Optionee terminates services to the Company voluntarily, the option granted to Optionee hereunder shall expire immediately upon such termination. If such services shall terminate otherwise than by reason of death, disability, for cause or voluntary termination, such option may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (d) of this Paragraph 4.

     (b) If Optionee dies (i) while performing services for Grantor or a subsidiary or parent corporation or (ii) within three (3) months after the termination of Optionee's services other than voluntarily by Optionee or for cause, such option, subject to the provisions of subparagraph (d) of this Paragraph 4, may be exercised by a legatee or legatees of such option under Optionee's last will or by Optionee's personal representatives or distributees at any time within one (1) year after Optionee's death.

     (c) If Optionee becomes disabled within the definition of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), while performing services for Grantor or a subsidiary or parent corporation, such option, subject to the provisions of subparagraph (d) of this Paragraph 4, may be exercised at any time within one (1) year after the termination of services due to disability.

     (d) An option may not be exercised pursuant to this Paragraph 4 except to the extent that Optionee was entitled to exercise the option at the time of termination of services or death, and in any event may not be exercised after the original expiration date of the option.

     5.   Divisibility and Assignability of the Options.
          ---------------------------------------------

     (a) The Optionee may exercise the options herein granted from time to time subject to the provisions of Section 3 above with respect to any whole number of Shares included therein, but in no event may an option be exercised as to less than one thousand (1,000) Shares at any one time, except for the remaining Shares covered by the option if less than one thousand (1,000).

     (b) The Optionee may sell, assign or otherwise encumber or dispose of the options herein granted or any interest therein, provided that such transfer does not violate the registration provisions under the Securities Act of 1933, as amended.

     6.   Stock as Investment.
          -------------------

     Optionee and any transferees, by accepting these options, agree that any and all Shares purchased hereunder shall be acquired for investment purposes only and not for sale or distribution, and upon the issuance of any or all of the Shares, Optionee shall deliver to Grantor, upon request, a representation in writing that the Shares are being acquired in good faith for investment purposes only and not for sale or distribution. Grantor may place a "stop transfer" order with respect to the Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate(s) evidencing the Shares.

     7.   Restriction on Issuance of Shares.
          ---------------------------------

     Grantor shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any option granted hereunder unless (a) the issuance of such Shares has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or counsel to Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such Shares, if required, shall have been given by NASDAQ and any national securities exchange on which the Common Stock of Grantor is at the time of issuance listed.

     8.   Adjustments; Merger or Consolidation.
          -------------------------------------

     (a) In the event of changes in the outstanding Common Stock of Grantor by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, or liquidations, the number and class of shares as to which the options may be exercised shall be correspondingly adjusted by Grantor. No adjustment shall be made with respect to stock dividends or splits which do not exceed 10% in any fiscal year, cash dividends or the issuance to shareholders of Grantor of rights to subscribe for additional Common Stock or other securities.

     (b) Any adjustment in the number of Shares shall apply proportionately to only the unexercised portion of the options granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares so long as such increase does not result in the holder of the option being deemed to own more than 5% of the total combined voting power or value of all classes of stock of Grantor or its subsidiaries.

     9.   No Rights in Option Stock.
          -------------------------

     Optionee shall have no rights as a shareholder in respect of Shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

     10.  Effect Upon Employment.
          ----------------------

     This Agreement does not give Optionee any right to employment by, or any other relationship with, Grantor.

     11.  Binding Effect.
          --------------

     Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

     12.  Options Subject to Plan.
          -----------------------

     Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the 1994 Employee Stock Option Plan, as amended (the "Plan"), and in the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

     13.  Miscellaneous.
          -------------

     This Agreement shall be construed under the laws of the State of Nevada applied to agreements made and to be performed entirely within such State. Headings have been included herein for convenience of reference only and shall not be deemed a part of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                         AGRIBIOTECH, INC.

                                         By: /S/ Johnny R. Thomas
                                            ---------------------------
                                            Johnny R. Thomas, President
                                             and Chief Executive Officer

                                         ACCEPTED AND AGREED TO:

                                         /s/ Byron D. Ford
                                         ------------------------------
                                         Byron D. Ford

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                              EXERCISE OF OPTION

                                      TO

                                PURCHASE SHARES

                     ------------------------------------

TO:  AgriBioTech, Inc.

     The undersigned hereby exercises the within Option for the purchase of _______ shares according to the terms and conditions thereof and of the 1994 Employee Stock Option Plan and herewith makes payment of the exercise price in full in accordance with the terms of the Stock Option Agreement, dated as of December 9, 1996, between AgriBioTech, Inc. and the undersigned. The undersigned is purchasing such shares for investment purposes only and not with a view to the sale or distribution thereof, unless such distribution is registered under the Securities Act of 1933, as amended. Kindly issue the certificate for such shares in accordance with the instructions given below.


                                         ----------------------------
                                         Signature


Social Sec. or Taxpayer I.D. Number:
                                         ----------------------------
Instructions for issuance of stock:


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Name

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